EXHIBIT 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT
INSIGHT ENTERPRISES, INC. REPORTS
FOURTH QUARTER AND FULL YEAR RESULTS
CHANDLER, AZ – February 6, 2025 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported financial results for the quarter and full year ended December 31, 2024. Highlights include:

•Gross profit increased 1% year over year to $439.6 million with gross margin expanding 170 basis points to a record 21.2% for the fourth quarter and gross profit increased 6% for the full year to $1.8 billion with gross margin expanding 210 basis points to a record 20.3%
•Insight Core services gross profit increased 12% year over year for the fourth quarter and increased 15% for the full year
•Cloud gross profit grew 3% year over year for the fourth quarter and increased 21% for the full year
•Consolidated net earnings decreased 59% to $37.0 million, year to year for the fourth quarter and decreased 11% to $249.7 million for the full year
•Adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) decreased 11% to $141.1 million, year to year for the fourth quarter but increased 4% to $543.5 million for the full year
•Diluted earnings per share of $0.99 decreased 59% year to year for the fourth quarter and diluted earnings per share of $6.55 decreased 13% for the full year
•Adjusted diluted earnings per share of $2.66 decreased 11% year to year for the fourth quarter and Adjusted diluted earnings per share of $9.68 was flat for the full year
•Cash flows provided by operating activities were $215.1 million for the fourth quarter and $632.8 million for the full year
In the fourth quarter of 2024, net sales decreased 7%, year to year, to $2.1 billion, while gross profit increased 1%, year over year, to $439.6 million. Gross margin expanded 170 basis points compared to the fourth quarter of 2023 to 21.2%. Earnings from operations of $64.7 million decreased 51% compared to $131.9 million in the fourth quarter of 2023. Adjusted earnings from operations of $129.4 million decreased 13%, year to year compared to $148.7 million in the fourth quarter of 2023. Consolidated net earnings were $37.0 million, or 1.8% of net sales, in the fourth quarter of 2024, and Adjusted consolidated net earnings were $91.1 million, or 4.4% of net sales. Diluted earnings per share for the quarter was $0.99, down 59%, year to year, and Adjusted diluted earnings per share was $2.66, down 11%, year to year.

For the full year 2024, net sales decreased 5%, year to year, to $8.7 billion, while gross profit increased 6%, year over year, to $1.8 billion. Gross margin expanded 210 basis points compared to the prior year to 20.3%. Earnings from operations of $388.6 million decreased 7% compared to $419.8 million in 2023. Adjusted earnings from operations of $502.4 million increased 2%, year over year compared to $492.1 million in 2023. Consolidated net earnings were $249.7 million, or 2.9% of net sales for the full year and Adjusted consolidated net earnings were $338.2 million, or 3.9% of net sales. Diluted earnings per share for the full year was $6.55, down 13%, year to year, and Adjusted diluted earnings per share was $9.68, flat, year to year.

“In 2024, clients continued to exercise caution due to the macroeconomic environment, which influenced their investment priorities and prolonged their decision-making. Still, Q4 met our expectations and we posted another record year of gross margin at 20.3% and cash flow from operations of $633 million,” stated Joyce Mullen, President and Chief Executive Officer. “We took critical steps forward with our offerings across key growth areas: cloud solutions and Insight Core services, and we continued building expertise and scale in other areas important to our clients, particularly in GCP, ServiceNow and AWS, augmenting our existing strength in Azure,” stated Mullen.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

KEY HIGHLIGHTS

Results for the Quarter:
•Consolidated net sales for the fourth quarter of 2024 of $2.1 billion decreased 7%, year to year, when compared to the fourth quarter of 2023. Product net sales decreased 10%, year to year, while services net sales increased 3%, year over year.
•Net sales in North America decreased 5%, year to year, to $1.7 billion;
◦Product net sales decreased 6%, year to year, to $1.4 billion;
◦Services net sales increased 1%, year over year, to $321.3 million;
•Net sales in EMEA decreased 18%, year to year, to $319.8 million; and
•Net sales in APAC decreased 6%, year to year, to $52.1 million.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales also decreased 7%, year to year, with decreases in net sales in North America, EMEA and APAC of 5%, 19% and 6%, year to year, respectively.
•Consolidated gross profit increased 1% compared to the fourth quarter of 2023 to $439.6 million, with consolidated gross margin expanding 170 basis points to 21.2% of net sales. Product gross profit decreased 1%, year to year, and services gross profit increased 3%, year over year. Cloud gross profit grew 3%, year over year, and Insight Core services gross profit increased 12%, year over year. By segment, gross profit:
•decreased 1% in North America, year to year, to $350.0 million (20.6% gross margin);
•increased 8% in EMEA, year over year, to $72.6 million (22.7% gross margin); and
•increased 13% in APAC, year over year, to $17.0 million (32.7% gross margin).
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit was also up 1%, year over year, with gross profit growth in EMEA and APAC of 7% and 13%, respectively, year over year, partially offset by a decrease in North America of 1%, year to year.
•Consolidated earnings from operations decreased 51% compared to the fourth quarter of 2023 to $64.7 million, or 3.1% of net sales. By segment, earnings from operations:
•decreased 55% in North America, year to year, to $52.4 million, or 3.1% of net sales;
•decreased 26% in EMEA, year to year, to $7.4 million, or 2.3% of net sales; and
•increased 7% in APAC, year over year, to $4.9 million, or 9.5% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations were also down 51%, year to year, with decreases in earnings from operations in North America and EMEA of 55% and 24%, respectively, year to year, partially offset by increased earnings from operations in APAC of 8%, year over year.
•Adjusted earnings from operations decreased 13% compared to the fourth quarter of 2023 at $129.4 million, or 6.2% of net sales. By segment, Adjusted earnings from operations:
•decreased 17% in North America, year to year, to $109.2 million, or 6.4% of net sales;
•increased 21% in EMEA, year over year, to $14.6 million, or 4.6% of net sales; and
•increased 16% in APAC, year over year, to $5.6 million, or 10.7% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, Adjusted consolidated earnings from operations decreased 13% compared to the fourth quarter of 2023, with a decrease in Adjusted earnings from operations in North America of 17%, year to year, partially offset by increased Adjusted earnings from operations in EMEA and APAC of 22% and 16%, respectively, year over year.
•Consolidated net earnings and diluted earnings per share for the fourth quarter of 2024 were $37.0 million and $0.99, respectively, at an effective tax rate of 29.2%.
•Adjusted consolidated net earnings and Adjusted diluted earnings per share for the fourth quarter of 2024 were $91.1 million and $2.66, respectively. Excluding the effects of fluctuating foreign currency exchange rates, Adjusted diluted earnings per share decreased 10%, year to year.
Results for the Year:
•Consolidated net sales of $8.7 billion for the full year of 2024 decreased 5%, year to year, when compared to the full year of 2023.
•Net sales in North America decreased 4%, year to year, to $7.1 billion;

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

◦Product net sales decreased 7%, year to year, to $5.8 billion;
◦Services net sales increased 7%, year over year, to $1.3 billion;
•Net sales in EMEA decreased 10%, year to year, to $1.4 billion; and
•Net sales in APAC increased 1%, year over year, to $233.0 million.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales also decreased 5%, year to year, with declines in net sales in North America and EMEA of 4% and 11%, respectively, year to year, partially offset by an increase in net sales in APAC of 2%.
•Consolidated gross profit increased 6% compared to the full year of 2023 to $1.8 billion, with consolidated gross margin expanding 210 basis points to 20.3% of net sales. Product gross profit decreased 2%, year to year, and services gross profit increased 13%, year over year. Cloud gross profit grew 21%, year over year, and Insight core services gross profit increased 15%, year over year. By segment, gross profit:
•increased 4% in North America, year over year, to $1.4 billion (19.9% gross margin);
•increased 13% in EMEA, year over year, to $293.2 million (20.7% gross margin); and
•increased 11% in APAC, year over year, to $70.8 million (30.4% gross margin).
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit was also up 6%, year over year, with gross profit growth in North America, EMEA and APAC of 4%, 11% and 12%, respectively, year over year.
•Consolidated earnings from operations decreased 7% compared to the full year of 2023 to $388.6 million, or 4.5% of net sales. By segment, earnings from operations:
•decreased 12% in North America, year to year, to $319.1 million, or 4.5% of net sales;
•increased 21% in EMEA, year over year, to $46.2 million, or 3.3% of net sales; and
•increased 19% in APAC, year over year, to $23.3 million, or 10.0% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations were also down 7%, year to year, with a decrease in earnings from operations in North America of 12%, year to year, partially offset by increased earnings from operations in both EMEA and APAC of 20%, year over year.
•Adjusted earnings from operations increased 2% compared to the full year of 2023 to $502.4 million, or 5.8% of net sales. By segment, Adjusted earnings from operations:
•decreased 1% in North America, year to year, to $422.0 million, or 6.0% of net sales;
•increased 18% in EMEA, year over year, to $55.9 million, or 4.0% of net sales; and
•increased 21% in APAC, year over year, to $24.5 million, or 10.5% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, Adjusted consolidated earnings from operations were also up 2%, year over year, with increases in EMEA and APAC of 16% and 22%, respectively, year over year. Adjusted earnings from operations in North America remained flat.
•Consolidated net earnings and diluted earnings per share for the full year of 2024 were $249.7 million and $6.55, respectively, at an effective tax rate of 25.0%.
•Adjusted consolidated net earnings and Adjusted diluted earnings per share for the full year of 2024 were $338.2 million and $9.68, respectively. Excluding the effects of fluctuating foreign currency exchange rates, Adjusted diluted earnings per share was flat, year to year.
In discussing financial results for the three and twelve months ended months ended December 31, 2024 and 2023 in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”).  When referring to non-GAAP measures, the Company refers to them as “Adjusted.”  See “Use of Non-GAAP Financial Measures” for additional information.  A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.
In some instances, the Company refers to changes in net sales, gross profit, earnings from operations and Adjusted earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates. In addition, the Company refers to changes in Adjusted diluted earnings per share on a consolidated basis excluding the effects of fluctuating foreign currency exchange rates. These are also considered to be non-GAAP measures. The Company believes providing this information excluding the effects of fluctuating foreign currency exchange rates provides

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

valuable supplemental information to investors regarding its underlying business and results of operations, consistent with how the Company and its management evaluate the Company’s performance. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period. The performance measures excluding the effects of fluctuating foreign currency exchange rates should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.
The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.
GUIDANCE
For the full year 2025, we expect Adjusted diluted earnings per share to be between $9.70 and $10.10. We expect to deliver low single-digits gross profit growth and expect that our gross margin will continue to be approximately 20%.
This outlook assumes:
•interest expense of $70 to $75 million;
•an effective tax rate of approximately 25% to 26% for the full year;
•capital expenditures of $35 to $40 million; and
•an average share count for the full year of 32.9 million shares, reflecting the net impact of settling our outstanding convertible senior notes (the “Convertible Notes”) in February 2025 and the associated warrants in 2025.
This outlook excludes acquisition-related intangibles amortization expense of approximately $74.3 million, assumes no acquisition or integration related expenses, transformation or severance and restructuring expenses, net, does not contemplate any impact of tariffs, and no significant change in our debt instruments, with the exception of the settlement of our Convertible Notes, and no significant change in the macroeconomic environment. Due to the inherent difficulty of forecasting some of these types of expenses, which impact net earnings, diluted earnings per share and selling and administrative expenses, the Company is unable to reasonably estimate the impact of such expenses, if any, to net earnings, diluted earnings per share and selling and administrative expenses. Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2025 forecast.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live webcast today at 9:00 a.m. ET to discuss fourth quarter and full year 2024 results of operations. A live webcast of the conference call (in listen-only mode) will be available on the Company’s web site at http://investor.insight.com/, and a replay of the webcast will be available on the Company’s web site for a limited time following the call. To access the live conference call, please register in advance using the event link on the Company's web site. Upon registering, participants will receive dial-in information via email, as well as a unique registrant ID, event passcode, and detailed instructions regarding how to join the call.
USE OF NON-GAAP FINANCIAL MEASURES
The non-GAAP financial measures are referred to as “Adjusted”. Adjusted earnings from operations, Adjusted net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, net, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses, (vi) gains and losses from revaluation of acquisition related earnout liabilities, (vii) certain third-party data center service outage related expenses and recoveries, and (viii) the tax effects of each of these items, as applicable. Transformation costs represent costs we are incurring to transform our business, to help us achieve our strategic objectives, including becoming a leading solutions integrator. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments. Adjusted diluted earnings per share also includes the impact of the benefit from the note hedge where the Company’s average stock price for the fourth quarter of 2024 was in excess of $68.32, which is the initial conversion price of our Convertible Notes. Adjusted EBITDA excludes (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization of property and equipment, (iv) amortization of

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

intangible assets, (v) severance and restructuring expenses, net, (vi) certain executive recruitment and hiring related expenses, (vii) transformation costs (viii) certain acquisition and integration related expenses, (ix) certain third-party data center service outage related expenses and recoveries, and (x) gains and losses from revaluation of acquisition related earnout liabilities. Adjusted return on invested capital (“ROIC”) excludes (i) severance and restructuring expenses, net, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses, (vi) certain third-party data center service outage related expenses and recoveries, (vii) gains and losses from revaluation of acquisition related earnout liabilities, and (viii) the tax effects of each of these items, as applicable.
These non-GAAP measures are used by the Company and its management to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	change	2024	2023	change
Insight Enterprises, Inc.
Net sales:
Products	$1,651,471	$1,827,980	(10%)	$7,015,640	$7,631,388	(8%)
Services	$421,194	$408,031	3%	$1,686,058	$1,544,452	9%
Total net sales	$2,072,665	$2,236,011	(7%)	$8,701,698	$9,175,840	(5%)
Gross profit	$439,638	$436,150	1%	$1,766,016	$1,669,525	6%
Gross margin	21.2%	19.5%	170 bps	20.3%	18.2%	210 bps
Selling and administrative expenses	$358,487	$298,206	20%	$1,343,151	$1,236,243	9%
Severance and restructuring expenses, net	$15,967	$3,136	> 100%	$31,605	$6,091	> 100%
Acquisition and integration related expenses	$510	$2,947	(83%)	$2,676	$7,396	(64%)
Earnings from operations	$64,674	$131,861	(51%)	$388,584	$419,795	(7%)
Net earnings	$37,012	$90,608	(59%)	$249,691	$281,309	(11%)
Diluted earnings per share	$0.99	$2.42	(59%)	$6.55	$7.55	(13%)

Sales Mix			**			**
Hardware	55%	51%	(2%)	53%	55%	(10%)
Software	25%	31%	(23%)	28%	28%	(4%)
Services	20%	18%	3%	19%	17%	9%
	100%	100%	(7%)	100%	100%	(5%)

North America
Net sales:
Products	$1,379,530	$1,471,761	(6%)	$5,759,744	$6,167,512	(7%)
Services	$321,288	$318,591	1%	$1,294,836	$1,214,842	7%
Total net sales	$1,700,818	$1,790,352	(5%)	$7,054,580	$7,382,354	(4%)
Gross profit	$349,987	$353,812	(1%)	$1,401,994	$1,345,955	4%
Gross margin	20.6%	19.8%	80 bps	19.9%	18.2%	170 bps
Selling and administrative expenses	$287,118	$230,913	24%	$1,058,184	$976,172	8%
Severance and restructuring expenses, net	$10,259	$2,741	> 100%	$23,042	$3,793	> 100%
Acquisition and integration related expenses	$214	$2,781	(92%)	$1,700	$3,908	(56%)
Earnings from operations	$52,396	$117,377	(55%)	$319,068	$362,082	(12%)

Sales Mix			**			**
Hardware	59%	57%	(2%)	57%	61%	(10%)
Software	22%	25%	(17%)	25%	23%	3%
Services	19%	18%	1%	18%	16%	7%
	100%	100%	(5%)	100%	100%	(4%)

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE (CONTINUED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	change	2024	2023	change
EMEA
Net sales:
Products	$246,019	$325,122	(24%)	$1,127,483	$1,331,338	(15%)
Services	$73,758	$65,406	13%	$286,614	$232,316	23%
Total net sales	$319,777	$390,528	(18%)	$1,414,097	$1,563,654	(10%)
Gross profit	$72,632	$67,343	8%	$293,188	$259,987	13%
Gross margin	22.7%	17.2%	550 bps	20.7%	16.6%	410 bps
Selling and administrative expenses	$59,923	$56,993	5%	$238,300	$216,246	10%
Severance and restructuring expenses	$5,336	$285	> 100%	$7,975	$2,125	> 100%
Acquisition and integration related expenses	$17	$166	(90%)	$695	$3,488	(80%)
Earnings from operations	$7,356	$9,899	(26%)	$46,218	$38,128	21%

Sales Mix			**			**
Hardware	36%	29%	—%	36%	35%	(8%)
Software	41%	54%	(38%)	44%	50%	(20%)
Services	23%	17%	13%	20%	15%	23%
	100%	100%	(18%)	100%	100%	(10%)

APAC
Net sales:
Products	$25,922	$31,097	(17%)	$128,413	$132,538	(3%)
Services	$26,148	$24,034	9%	$104,608	$97,294	8%
Total net sales	$52,070	$55,131	(6%)	$233,021	$229,832	1%
Gross profit	$17,019	$14,995	13%	$70,834	$63,583	11%
Gross margin	32.7%	27.2%	550 bps	30.4%	27.7%	270 bps
Selling and administrative expenses	$11,446	$10,300	11%	$46,667	$43,825	6%
Severance and restructuring expenses	$372	$110	> 100%	$588	$173	> 100%
Acquisition and integration related expenses	$279	$—	*	$281	$—	*
Earnings from operations	$4,922	$4,585	7%	$23,298	$19,585	19%

Sales Mix			**			**
Hardware	15%	18%	(22%)	15%	19%	(19)%
Software	35%	39%	(14%)	40%	39%	5%
Services	50%	43%	9%	45%	42%	8%
	100%	100%	(6%)	100%	100%	1%
*    Percentage change not considered meaningful
**    Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call, webcast and presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including those related to the impact of inflation and higher interest rates, the Company’s future financial performance and results of operations, including gross profit growth, Adjusted diluted earnings per share, gross margin, and Adjusted selling and administrative expenses, as well as the Company’s other key performance indicators, the Company’s anticipated effective tax rate, capital expenditures, and expected average share count, the Company’s expectations regarding cash flow, the Company’s plans and expectations relating to the settlement of the Convertible Notes and the related warrants, the Company’s expectations regarding supply constraints, future trends in the IT market, the Company’s business strategy and strategic initiatives, which are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements.  Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following, which are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC:
•actions of our competitors, including manufacturers and publishers of products we sell;
•our reliance on our partners for product availability, competitive products to sell and marketing funds and purchasing incentives, which can and do change significantly in the amounts made available and in the requirements year over year;
•our ability to keep pace with rapidly evolving technological advances and the evolving competitive marketplace;
•general economic conditions, economic uncertainties and changes in geopolitical conditions, including the possibility of a recession or a decline in market activity as a result of the ongoing conflicts in Ukraine and Gaza;
•changes in the IT industry and/or rapid changes in technology;
•our ability to provide high quality services to our clients;
•our reliance on independent shipping companies;
•the risks associated with our international operations;
•supply constraints for products;
•natural disasters or other adverse occurrences, including public health issues such as pandemics or epidemics;
•disruptions in our IT systems and voice and data networks;
•cyberattacks, outages, or third-party breaches of data privacy as well as related breaches of government regulations;
•intellectual property infringement claims and challenges to our copyrights, patents, trademarks and trade names;
•potential liability and competitive risk based on the development, adoption, and use of Generative Artificial Intelligence;
•legal proceedings, client audits and failure to comply with laws and regulations;
•risks of termination, delays in payment, audits and investigations related to our public sector contracts;
•exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;
•our potential to draw down a substantial amount of indebtedness;
•the Company is subject to counterparty risk with respect to certain hedge and warrant transactions entered into in connection with the issuance of the Convertible Notes;
•increased debt and interest expense and the possibility of decreased availability of funds under our financing facilities;
•possible significant fluctuations in our future operating results as well as seasonality and variability in client demands;
•potential contractual disputes with our clients and third-party suppliers;
•our dependence on certain key personnel and our ability to attract, train and retain skilled teammates;
•risks associated with the integration and operation of acquired businesses, including achievement of expected synergies and benefits; and
•future sales of the Company’s common stock or equity-linked securities in the public market could lower the market price for our common stock.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the SEC.  Any forward-looking statements in this release, the related conference call, webcast and presentation speak only as of the date on which they are made and should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.  The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements.  The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:	JAMES MORGADO
CHIEF FINANCIAL OFFICER
TEL. 480.333.3251
EMAIL james.morgado@insight.com

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net sales:
Products	$1,651,471	$1,827,980	$7,015,640	$7,631,388
Services	421,194	408,031	1,686,058	1,544,452
Total net sales	2,072,665	2,236,011	8,701,698	9,175,840
Costs of goods sold:
Products	1,465,690	1,639,458	6,259,815	6,859,178
Services	167,337	160,403	675,867	647,137
Total costs of goods sold	1,633,027	1,799,861	6,935,682	7,506,315
Gross profit	439,638	436,150	1,766,016	1,669,525
Operating expenses:
Selling and administrative expenses	358,487	298,206	1,343,151	1,236,243
Severance and restructuring expenses, net	15,967	3,136	31,605	6,091
Acquisition and integration related expenses	510	2,947	2,676	7,396
Earnings from operations	64,674	131,861	388,584	419,795
Non-operating expense (income):
Interest expense, net	14,660	9,358	58,036	41,124
Other (income) expense, net	(2,237)	328	(2,365)	817
Earnings before income taxes	52,251	122,175	332,913	377,854
Income tax expense	15,239	31,567	83,222	96,545
Net earnings	$37,012	$90,608	$249,691	$281,309

Net earnings per share:
Basic	$1.17	$2.78	$7.73	$8.53
Diluted	$0.99	$2.42	$6.55	$7.55

Shares used in per share calculations:
Basic	31,769	32,583	32,286	32,991
Diluted	37,212	37,513	38,136	37,241

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In THOUSANDS)
(UNAUDITED)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$259,234	$268,730
Accounts receivable, net	4,172,104	3,568,290
Inventories	122,581	184,605
Contract assets, net	81,980	120,518
Other current assets	208,723	189,158
Total current assets	4,844,622	4,331,301

Long-term contract assets, net	86,953	132,780
Property and equipment, net	215,678	210,061
Goodwill	893,516	684,345
Intangible assets, net	426,493	369,687
Long-term accounts receivable	845,943	412,666
Other assets	135,373	145,510
	$7,448,578	$6,286,350

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$3,059,667	$2,255,183
Accounts payable – inventory financing facilities	217,604	231,850
Accrued expenses and other current liabilities	512,052	538,346
Current portion of long-term debt	332,879	348,004
Total current liabilities	4,122,202	3,373,383

Long-term debt	531,233	592,517
Deferred income taxes	64,459	27,588
Long-term accounts payable	799,546	353,794
Other liabilities	160,527	203,335
	5,677,967	4,550,617
Stockholders’ equity:
Preferred stock	—	—
Common stock	318	326
Additional paid-in capital	342,893	328,607
Retained earnings	1,508,558	1,448,412
Accumulated other comprehensive loss – foreign currency translation adjustments	(81,158)	(41,612)
Total stockholders’ equity	1,770,611	1,735,733
	$7,448,578	$6,286,350

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Twelve Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net earnings	$249,691	$281,309
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	98,137	62,476
Provision for losses on accounts receivable	10,038	5,062
Non-cash stock-based compensation	33,971	28,951
Net change on revaluation of earnout liabilities	(7,848)	—
Deferred income taxes	8,296	(13,080)
Amortization of debt issuance costs	5,591	4,870
Other adjustments	1,054	234
Changes in assets and liabilities:
Increase in accounts receivable	(656,092)	(11,892)
Decrease in inventories	54,439	75,729
Decrease (increase) in contract assets	58,433	(13,840)
Increase in long-term accounts receivable	(454,887)	(126,850)
Decrease in other assets	16,199	34,061
Increase in accounts payable	825,555	216,229
Increase in long-term accounts payable	441,881	111,790
Decrease in accrued expenses and other liabilities	(51,613)	(35,518)
Net cash provided by operating activities:	632,845	619,531
Cash flows from investing activities:
Proceeds from sale of assets	13,751	15,515
Purchases of property and equipment	(46,782)	(39,252)
Acquisitions, net of cash and cash equivalents acquired	(270,247)	(481,464)
Net cash used in investing activities:	(303,278)	(505,201)
Cash flows from financing activities:
Borrowings on ABL revolving credit facility	4,622,416	4,587,596
Repayments on ABL revolving credit facility	(5,176,546)	(4,288,036)
Net repayments under inventory financing facilities	(13,577)	(70,408)
Proceeds from issuance of senior unsecured notes	500,000	—
Payment of debt issuance costs	(8,652)	—
Repurchases of common stock	(200,020)	(217,108)
Repayment of principal on the Convertible Notes	(16,895)	—
Earnout and acquisition related payments	(20,286)	(15,615)
Other payments	(7,711)	(13,141)
Net cash used in financing activities:	(321,271)	(16,712)
Foreign currency exchange effect on cash, cash equivalents and restricted cash balances	(17,614)	7,449
(Decrease) increase in cash, cash equivalents and restricted cash	(9,318)	105,067
Cash, cash equivalents and restricted cash at beginning of period	270,785	165,718
Cash, cash equivalents and restricted cash at end of period	$261,467	$270,785

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024		2023
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$64,674	$131,861	$388,584		$419,795
Amortization of intangible assets	18,597	10,988	69,581		36,231
Change in fair value of earnout liabilities	22,800	—	(7,849)		—
Other*	23,342	5,823	52,056		36,101
Adjusted non-GAAP consolidated EFO	$129,413	$148,672	$502,372		$492,127

GAAP EFO as a percentage of net sales	3.1%	5.9%	4.5%		4.6%
Adjusted non-GAAP EFO as a percentage of net sales	6.2%	6.6%	5.8%		5.4%

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$37,012	$90,608	$249,691		$281,309
Amortization of intangible assets	18,597	10,988	69,581		36,231
Change in fair value of earnout liabilities	22,800	—	(7,849)	—	—
Other*	23,342	5,823	52,056		36,101
Income taxes on non-GAAP adjustments	(10,620)	(4,287)	(25,298)		(18,016)
Adjusted non-GAAP consolidated net earnings	$91,131	$103,132	$338,181		$335,625

GAAP net earnings as a percentage of net sales	1.8%	4.1%	2.9%		3.1%
Adjusted non-GAAP net earnings as a percentage of net sales	4.4%	4.6%	3.9%		3.7%

Adjusted Diluted Earnings Per Share:
GAAP diluted EPS	$0.99	$2.42	$6.55		$7.55
Amortization of intangible assets	0.50	0.29	1.82		0.97
Change in fair value of earnout liabilities	0.61	—	(0.21)		—
Other	0.63	0.16	1.37		0.97
Income taxes on non-GAAP adjustments	(0.29)	(0.11)	(0.66)		(0.48)
Impact of benefit from note hedge	0.22	0.22	0.81		0.68
Adjusted non-GAAP diluted EPS	$2.66	$2.98	$9.68		$9.69

Shares used in diluted EPS calculation	37,212	37,513	38,136		37,241
Impact of benefit from note hedge	(3,011)	(2,874)	(3,205)		(2,619)
Shares used in Adjusted non-GAAP diluted EPS calculation	34,201	34,639	34,931		34,622

Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$52,396	$117,377	$319,068		$362,082
Amortization of intangible assets	16,820	9,245	62,377		32,514
Change in fair value of earnout liabilities	22,800	—	(1,419)		—
Other*	17,198	5,122	41,951		29,763
Adjusted non-GAAP EFO from North America segment	$109,214	$131,744	$421,977		$424,359

GAAP EFO as a percentage of net sales	3.1%	6.6%	4.5%		4.9%
Adjusted non-GAAP EFO as a percentage of net sales	6.4%	7.4%	6.0%		5.7%

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Adjusted EMEA Earnings from Operations:
GAAP EFO from EMEA segment	$7,356	$9,899	$46,218	$38,128
Amortization of intangible assets	1,777	1,635	6,912	3,277
Change in fair value of earnout liabilities	—	—	(6,430)	—
Other	5,493	591	9,236	6,165
Adjusted non-GAAP EFO from EMEA segment	$14,626	$12,125	$55,936	$47,570

GAAP EFO as a percentage of net sales	2.3%	2.5%	3.3%	2.4%
Adjusted non-GAAP EFO as a percentage of net sales	4.6%	3.1%	4.0%	3.0%

Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$4,922	$4,585	$23,298	$19,585
Amortization of intangible assets	—	108	292	440
Other	651	110	869	173
Adjusted non-GAAP EFO from APAC segment	$5,573	$4,803	$24,459	$20,198

GAAP EFO as a percentage of net sales	9.5%	8.3%	10.0%	8.5%
Adjusted non-GAAP EFO as a percentage of net sales	10.7%	8.7%	10.5%	8.8%

Adjusted EBITDA:
GAAP consolidated net earnings	$37,012	$90,608	$249,691	$281,309
Interest expense	16,960	11,958	68,272	48,576
Income tax expense	15,239	31,567	83,222	96,545
Depreciation and amortization of property and equipment	7,183	6,790	28,556	26,245
Amortization of intangible assets	18,597	10,988	69,581	36,231
Change in fair value of earnout liabilities	22,800	—	(7,849)	—
Other*	23,342	5,823	52,056	36,101
Adjusted non-GAAP EBITDA	$141,133	$157,734	$543,529	$525,007

GAAP consolidated net earnings as a percentage of net sales	1.8%	4.1%	2.9%	3.1%
Adjusted non-GAAP EBITDA as a percentage of net sales	6.8%	7.1%	6.2%	5.7%
*    Includes transformation costs of $5.4 million and $2.6 million for the three months ended December 31, 2024 and 2023, respectively and $18.4 million and $16.6 million for the twelve months ended December 31, 2024 and 2023, respectively. Includes certain third-party data center service outage expenses, net of recoveries of $1.3 million for the three months ended December 31, 2024 and recoveries in excess of expenses of $2.1 million for the twelve months ended December 31, 2024. Includes data center service outage related recoveries of $3.0 million for the three months ended December 31, 2023 and data center service outage related expenses, net of recoveries of $5.0 million for the twelve months ended December 31, 2023. Includes severance and restructuring expenses, net of $16.0 million and $31.6 million for the three and twelve months ended December 31, 2024, respectively. Includes severance and restructuring expenses, net of $3.1 million and $6.1 million for the three and twelve months ended December 31, 2023, respectively.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Twelve Months Ended December 31,
	2024	2023
Adjusted return on invested capital:
GAAP consolidated EFO	$388,584	$419,795
Amortization of intangible assets	69,581	36,231
Change in fair value of earnout liabilities	(7,849)	—
Other[5]	52,056	36,101
Adjusted non-GAAP consolidated EFO	502,372	492,127
Income tax expense[1]	130,617	127,953
Adjusted non-GAAP consolidated EFO, net of tax	$371,755	$364,174
Average stockholders’ equity[2]	$1,775,136	$1,628,480
Average debt[2]	953,619	690,402
Average cash[2]	(296,166)	(209,674)
Invested Capital	$2,432,589	$2,109,208

Adjusted non-GAAP ROIC (from GAAP consolidated EFO)[3]	11.82%	14.73%
Adjusted non-GAAP ROIC (from non-GAAP consolidated EFO)[4]	15.28%	17.27%
1 Assumed tax rate of 26.0%.
2 Average of previous five quarters.
3 Computed as GAAP consolidated EFO, net of tax of $101,032 and $109,147 for the twelve months ended December 31, 2024 and 2023, respectively, divided by invested capital.
4 Computed as Adjusted non-GAAP consolidated EFO, net of tax, divided by invested capital.
5 Includes transformation costs of $18.4 million and $16.6 million for the twelve months ended December 31, 2024 and 2023, respectively. Includes certain third-party data center service outage related recoveries in excess of expenses of $2.1 million for the twelve months ended December 31, 2024. Includes certain third-party data center service outage related expenses, net of recoveries of $5.0 million for the twelve months ended December 31, 2023. Includes severance and restructuring expenses, net of $31.6 million and $6.1 million for the twelve months ended December 31, 2024 and 2023, respectively.
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